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                                                                     EXHIBIT 5.1
GRAYDON
HEAD &
RITCHEY
LLP
ATTORNEYS AT LAW

RICHARD G. SCHMALZL, ESQ.
DIRECT DIAL:  (513) 629-2828
E-MAIL:  rschmalzl@graydon.com

                              December 28, 2001

Regent Communications, Inc.
100 E. RiverCenter Boulevard
9th Floor
Covington, Kentucky 41011

         RE: ISSUANCE OF 500,000 SHARES OF COMMON STOCK OF REGENT COMMUNICATIONS, INC. PURSUANT TO REGISTRATION STATEMENT ON FORM S-8 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Gentlemen:

         We have acted as counsel to Regent Communications, Inc. (the "Company"), a Delaware corporation, in connection with the registration of 500,000 shares of its Common Stock to be issued under the Company's Employee Stock Purchase Plan (the "Plan").

         As counsel for the Company, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Company's Certificate of Incorporation, Bylaws and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

         On the basis of the foregoing, we are of the opinion that the 500,000 shares of Common Stock being offered under the Plan by the Company are currently validly authorized and, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.

                                             Very truly yours,

                                             GRAYDON HEAD & RITCHEY LLP


                                             By:  /S/ RICHARD G. SCHMALZL
                                                  -----------------------
                                                  Richard G. Schmalzl, Partner